Exhibit 99.1

The OLB Group, Inc. Announces One-for-Ten Reverse Stock Split

Split to be effective May 6, 2024

New York, NY – May 2, 2024 - The OLB Group, Inc. (NASDAQ: OLB) (“OLB” or the “Company”), a FinTech company and a payment facilitator that, through our subsidiaries, focuses on a suite of products in the merchant services and payment facilitator verticals, today announced that that on April 26, 2024, its shareholders approved a reverse split of its common stock on a one-for-ten basis (the “Reverse Stock Split”). The Company’s common stock will begin trading on a post-split basis on May 6, 2024.

As a result of the Reverse Stock Split, each ten (10) pre-split shares of common stock of the Company will be automatically combined into one (1) share of common stock without any action on the part of the holders, without any change in the par value per share or the number of authorized shares of the Company’s common stock. Following the Reverse Stock Split, the Company’s issued and outstanding common stock will be reduced from 18,103,462 shares to approximately 1,810,346. The Company’s ticker symbol will remain “OLB”. Additionally, the Company’s common stock will trade under a new CUSIP number – 67086U406. The Reverse Stock Split is intended to increase the market price per share of the Company’s common stock to allow the Company to maintain its Nasdaq listing.

No fractional shares will be issued as a result of the Reverse Stock Split and any fractional shares resulting from the reverse stock split were rounded down to the nearest number of whole shares so that we will issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split.

Transfer Online, Inc. (“Transfer Online”) is acting as the exchange agent and transfer agent for the reverse stock split. Transfer Online will provide instructions to stockholders with physical certificates regarding the optional process for exchanging their pre-split stock certificates for post-split stock certificates. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split. Please contact Transfer Online for further information at (503) 227-2950.

Future OLB Press Releases and Updates

Interested investors or shareholders can be notified of future Press releases and Industry. updates by email: IR@olb.com

For more information about The OLB Group, please visit https://www.olb.com and financial information https://investors.olb.com/

About The OLB Group, Inc.

The OLB Group, Inc. is a diversified Fintech eCommerce merchant services provider expanding into the "under banked" market sector and a proposed spinoff of a Bitcoin mining enterprise to OLB shareholders. The Company's eCommerce platform delivers cloud-based merchant services for a comprehensive digital commerce solution to thousands of merchants in all 50 states.

Safe Harbor Statement

All statements from The OLB Group, Inc. in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, our ability to implement our proprietary merchant boarding and CRM system and to roll out our Omni Commerce and SecurePay applications, including payment methods, to our current merchants and the integration of our secure payment gateway with our crowdfunding platform, our ability to successfully launch a bitcoin mining operation and our ability to earn revenue from the new operations. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include statements regarding the expected revenue and income for operations to be generated by The OLB Group, Inc. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

CONTACT:

OLB Group, Investor Relations
Rick Lutz
IR@OLB.com
(212) 278-0900 Ext. 333